Exhibit 99.1

EyeGate Pharmaceuticals Announces New Board Member, Steven Boyd

WALTHAM, Mass., May 16, 2018 — EyeGate Pharmaceuticals, Inc. (NASDAQ: EYEG) (“EyeGate” or the “Company”), a clinical-stage, specialty pharmaceutical company with two proprietary platform technologies for treating diseases and disorders of the eye, today announced that Steven Boyd has joined its board.

Paul Chaney, EyeGate’s Chairman, said, “We are pleased to welcome Steven Boyd to the Board of EyeGate. Steven brings a wealth of experience in advising small-cap biopharmaceutical companies and will be a valuable addition to the Board. We look forward to working with him as we grow the company.”

Mr. Boyd said, “I am excited to join the Board of a company like EyeGate with two unique and proprietary platforms that I strongly believe in. EyeGate has several upcoming milestones and I look forward to working with EyeGate’s management and the other members of the Board to determine the best way to unlock shareholder value.”

Mr. Boyd is the Chief Investment Officer of Armistice Capital (“Armistice”), a long-short equity hedge fund focused on the health care and consumer sectors based in New York City. Previously, Mr. Boyd had been a Research Analyst at Senator Investment Group, York Capital, and SAB Capital Management, where he focused on health care. Mr. Boyd began his career as an Analyst at McKinsey & Company. Mr. Boyd has served as a member of the board of directors of Cerecor Inc., an integrated biopharmaceutical company focused on pediatric healthcare, since April 2017. Mr. Boyd received a B.S. in Economics as well as a B.A. in Political Science from The Wharton School of the University of Pennsylvania.

About EyeGate

EyeGate is a clinical-stage specialty pharmaceutical company focused on developing and commercializing products using its two proprietary platform technologies for treating diseases and disorders of the eye.

EyeGate’s CMHA-S platform is based on a cross-linked thiolated carboxymethyl hyaluronic acid (CMHA-S), a modified form of the natural polymer hyaluronic acid (HA), which is a gel that possesses unique physical and chemical properties such as hydrating and healing when applied to the ocular surface. The ability of CMHA-S to adhere longer to the ocular surface, resist degradation and protect the ocular surface makes it well-suited for treating various ocular surface injuries.

EGP-437, EyeGate’s other product in clinical trials, incorporates a reformulated, topically active corticosteroid, Dexamethasone Phosphate, that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate II Delivery System. For more information, please visit www.EyeGatePharma.com.

EyeGate Social Media

EyeGate uses its website (www.EyeGatePharma.com), Facebook page, corporate Twitter account, and LinkedIn page as channels of distribution of information about EyeGate and its product candidates. Such information may be deemed material information, and EyeGate may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor EyeGate’s website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts. The social media channels that EyeGate intends to use as a means of disclosing the information described above may be updated from time to time as listed on EyeGate’s investor relations website.

Forward-looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the commercialization efforts and other regulatory or marketing approval efforts pertaining to EyeGate’s products, including EyeGate’s EGP-437 combination product and those of Jade Therapeutics, Inc., a wholly owned subsidiary of EyeGate, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, certain risk factors described under the heading “Risk Factors” contained in EyeGate’s Annual Report on Form 10-K filed with the SEC on March 2, 2018 or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact

Joseph Green / Andrew Gibson

Edison Advisors for EyeGate Pharmaceuticals

646-653-7030 / 7019

jgreen@edisongroup.com / agibson@edisongroup.com